(m)(7)(i)

AMENDED SCHEDULE A

with respect to

ING PARTNERS, INC.

AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN

SERVICE 2 CLASS

Portfolios

ING American Century Small-Mid Cap Value Portfolio

ING Baron Growth Portfolio

ING Columbia Contrarian Core Portfolio

ING Columbia Small Cap Value II Portfolio

ING Fidelity® VIP Mid Cap Portfolio

ING Growth and Income Core Portfolio

ING Index Solution 2015 Portfolio

ING Index Solution 2020 Portfolio

ING Index Solution 2025 Portfolio

ING Index Solution 2030 Portfolio

ING Index Solution 2035 Portfolio

ING Index Solution 2040 Portfolio

ING Index Solution 2045 Portfolio

ING Index Solution 2050 Portfolio

ING Index Solution 2055 Portfolio

ING Index Solution Income Portfolio

ING Invesco Comstock Portfolio

ING Invesco Equity and Income Portfolio

ING JPMorgan Mid Cap Value Portfolio

ING Oppenheimer Global Portfolio

ING PIMCO Total Return Portfolio

ING Pioneer High Yield Portfolio

ING Solution 2015 Portfolio

ING Solution 2020 Portfolio

ING Solution 2025 Portfolio

ING Solution 2030 Portfolio

ING Solution 2035 Portfolio

ING Solution 2040 Portfolio

ING Solution 2045 Portfolio

ING Solution 2050 Portfolio

ING Solution 2055 Portfolio

ING Solution Aggressive Portfolio

ING Solution Balanced Portfolio

ING Solution Conservative Portfolio

ING Solution Income Portfolio

ING Solution Moderately Aggressive Portfolio

ING Solution Moderately Conservative Portfolio

ING T. Rowe Price Diversified Mid Cap Growth Portfolio

ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio

ING UBS U.S. Large Cap Equity Portfolio

Date last updated: May 1, 2013